July 20, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities and Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:
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        Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
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[ ]     Soliciting Material Pursuant to Section 240.14a-12

                              KeySpan Corporation
                              -------------------
                (Name of Registrant as Specified in Its Charter)

                                     (N/A)
                                     -----
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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     to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(4)  Proposed maximum aggregate value of transaction:
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[ ]  Fee paid previously with preliminary materials.

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The following  communication  is being  distributed  to all KeySpan  Corporation employees through internal email system.


To:      KeySpan Employees
From:    Mike Jesanis and Bob Catell
Re:      Culture Integration - Assessment Process
Date:    July 20, 2006

This communication will be the first of many that will discuss the importance of creating a new culture as part of the successful integration of National Grid and KeySpan. As we move forward with our integration work, a critical element in our success will be our ability to develop this unified culture. While we know that there will be differences between the entities (and even within them), it is essential that we merge not only our operations, but also our organizational values and norms of behavior.

In order for us to do that, we must be well informed as to the current culture you work within and also your thinking about the desired culture for the new enterprise. We want to hear from people representing all groups within our organizations - both union and management.

To facilitate this effort, we are working with the HayGroup, a global management consulting firm, to assist in this culture integration. Hay has a tool called "Culture-Sort" that we will be asking a broad cross-section of people to complete as part of this process. The tool is on-line, easy to use and actually fun to complete. The tool asks you to take 56 dimensions of culture that Hay has benchmarked as being important in successful cultures and place them on a normal curve of importance in the current culture (either National Grid or Keyspan). The tool then asks you to do the same process again but, this time, to place the attributes on the curve based on the ideal new culture - what you want the integrated company to look like.

Please be assured that all of this data is completely anonymous. We will see only aggregate reports, no individual information. The data will be analyzed by Hay to determine the key areas of culture that are similar and where differences exist. Focus groups will also be held. At that point, Hay will present the model of the desired culture for final discussion and approval. We will then lead a series of meetings within the company to develop specific areas and approaches to mange the change, such as large group meetings, alignment sessions, communications, etc.

In order to complete the Culture-Sort, many of you will be receiving an email directly from Hay with log-in information. If you have any questions or concerns, please contact Ruth Bramson at 508-389-3400 or Elaine Weinstein at 718-403-2349 at KeySpan.

We appreciate your involvement in this important process. We know that managing change is always stressful. However, working together, we can create a positive, effective work environment for our new organization.


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Additional Information and Where to Find It
-------------------------------------------

In connection with the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement is also available free of charge at the Securities and Exchange Commission's website, www.sec.gov, and stockholders of the Company are also able to obtain additional copies of the definitive proxy statement free of charge by directing their requests to KeySpan Corporation One MetroTech Center, Brooklyn, New York 1120-3850.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the merger.














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